UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2021

Mednax, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 5.07 of this Current Report on Form 8-K, at the 2021 Annual Shareholders’ Meeting (the “Annual Meeting”) of Mednax, Inc., a Florida corporation (the “Company”), held on May 12, 2021, the shareholders of the Company approved (i) the amendment and restatement of the Company’s Amended and Restated 2008 Incentive Compensation Plan (the “Plan”), which, among other things, increased the number of shares of the Company’s common stock available for issuance under the Plan by 7,200,000 shares and (ii) the amendment and restatement of the Company’s 1996 Non-Qualified Employee Stock Purchase Plan, as amended (the “ESPP”), which, among other things, increased the aggregate number of shares of common stock available for issuance under the ESPP as of May 12, 2021 to 9,900,000 shares.

The Plan and the ESPP are described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 23, 2021, under the headings “Proposal 2: Approval of the Amendment and Restatement of the Mednax, Inc. Amended and Restated 2008 Incentive Compensation Plan” and “Proposal 3: Approval of the Amendment and Restatement of the Amended and Restated Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan, as amended”, respectively, and each such description is incorporated by reference herein.

The foregoing descriptions of the amendment and restatement of the Plan and the ESPP are only summaries, and are qualified in their entirety by reference to the full text of the Plan and the ESPP, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2021, the Company held the Annual Meeting. Of the 86,194,705 shares of common stock outstanding and entitled to vote, 79,213,156 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows (percentages voted For, Withheld, or Against are based on shares voted):

Proposal 1: All of the nominees for the Company’s Board of Directors were elected to serve until the Company’s 2022 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Percent Voted For	Withheld	Percent Withheld	Broker Non-Vote
Karey D. Barker	75,519,996	98.10%	1,459,960	1.90%	2,233,200
Waldemar A. Carlo, M.D.	71,135,450	92.41%	5,844,506	7.59%	2,233,200
Paul G. Gabos	73,452,885	95.42%	3,527,071	4.58%	2,233,200
Manuel Kadre	70,149,676	91.13%	6,830,280	8.87%	2,233,200
Thomas A. McEachin	75,989,707	98.71%	990,249	1.29%	2,233,200
Roger J. Medel, M.D.	75,379,366	97.92%	1,600,590	2.08%	2,233,200
Mark S. Ordan	75,944,813	98.66%	1,035,143	1.34%	2,233,200
Michael A. Rucker	75,845,720	98.53%	1,134,236	1.47%	2,233,200
Guy P. Sansone	75,180,534	97.66%	1,799,422	2.34%	2,233,200
John M. Starcher, Jr.	74,091,034	96.25%	2,888,922	3.75%	2,233,200
Shirley A. Weis	73,500,880	95.48%	3,479,076	4.52%	2,233,200

Proposal 2: The amendment and restatement of the Plan was approved by the Company’s shareholders, by the votes set forth in the table below:

For	Percent Voted For	Against	Percent Voted Against	Abstained	Broker Non-Vote
73,961,183	96.09%	3,001,844	3.90%	16,929	2,233,200

Proposal 3: The amendment and restatement of the ESPP was approved by the Company’s shareholders, by the votes set forth in the table below:

For	Percent Voted For	Against	Percent Voted Against	Abstained	Broker Non-Vote
76,776,124	99.75%	187,473	0.24%	16,359	2,233,200

Proposal 4: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year was ratified by the Company’s shareholders, by the votes set forth in the table below:

For	Percent Voted For	Against	Percent Voted Against	Abstained	Broker Non-Vote
73,798,996	93.17%	5,405,639	6.82%	8,521	0

Proposal 5: The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the 2020 fiscal year, by the votes set forth in the table below:

For	Percent Voted For	Against	Percent Voted Against	Abstained	Broker Non-Vote
62,368,264	81.04%	14,588,328	18.95%	23,364	2,233,200

The Company regularly makes efforts to engage with its shareholders and intends to continue to conduct additional outreach to its shareholders in the coming months.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Mednax, Inc. Amended and Restated 2008 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2021).

99.1	Amended and Restated Mednax, Inc. 1996 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mednax, Inc.

Date: May 14, 2021	By:	/s/ C. Marc Richards
C. Marc Richards Chief Financial Officer